Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Span-America Medical Systems, Inc. of our report dated December 18, 2008, included in the 2008 Annual Report to Shareholders of Span-America Medical Systems, Inc.

Our audits also included the financial statement schedule of Span-America Medical Systems, Inc. listed in Item 15(a) for the years ended September 27, 2008, September 29, 2007, and September 30, 2006.  This schedule is the responsibility of the Company's management.  Our responsibility is to express an opinion based on our audits.  In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32896) pertaining to the Span-America Medical Systems, Inc. 1987 Stock Option Plan and in the Registration Statement (Form S-8 No. 33-84374) pertaining to the Span-America Medical Systems, Inc. 1991 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-70533) pertaining to the Span-America Medical Systems, Inc. 1997 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-75656) pertaining to the Span-America Medical Systems, Inc. 2000 Restricted Stock Plan and in the Registration Statement (Form S-8 No. 333-146659) pertaining to the Span-America Medical Systems, Inc. 1997 Stock Option Plan and 1991 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-146660) pertaining to the  Span-America Medical System, Inc. 2007 Equity Incentive Plan of our report dated December 18, 2008 with respect to the financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Span-America Medical Systems, Inc.

/s/  ELLIOTT DAVIS, LLC

Greenville, South Carolina
December 23, 2008